Exhibit 24

POWER OF ATTORNEY

(Re: Huntington Bancshares Incorporated Deferred Compensation Plan and Trust

for Huntington Bancshares Incorporated Directors)

Each director and officer of Huntington Bancshares Incorporated (the “Corporation”), whose signature appears below, hereby appoints Richard A. Cheap, Stephen D. Steinour, and Howell D. McCullough III, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, up to 800,000 shares of the common stock of the Corporation (as such number of shares may be adjusted from time to time for stock dividends, stock splits, or similar transactions affecting the common stock of the Corporation generally) in connection with the Corporation’s Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors, and likewise to sign and file any amendments, including post-effective amendments, to the Registration Statement, hereby granting to such attorneys, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of January 21, 2015.

DIRECTORS/OFFICERS:

Signature	Title

/s/ Stephen D. Steinour	Chairman, Chief Executive Officer, President, and Director (Principal Executive Officer)
Stephen D. Steinour

/s/ Howell D. McCullough III	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Howell D. McCullough III

/s/ David S. Anderson	Senior Vice President and Controller (Principal Accounting Officer)
David S. Anderson

/s/ Don M. Casto III	Director
Don M. Casto, III

/s/ Ann B. Crane	Director
Ann B. Crane

/s/ Steven G. Elliott	Director
Steven G. Elliott

/s/ Michael J. Endres	Director
Michael J. Endres

/s/ John B. Gerlach, Jr.	Director
John B. Gerlach, Jr.

/s/ Peter J. Kight	Director
Peter J. Kight

/s/ Jonathan A. Levy	Director
Jonathan A. Levy

/s/ Eddie R. Munson	Director
Eddie R. Munson

/s/ Richard W. Neu	Director
Richard W. Neu

/s/ David L. Porteous	Director
David L. Porteous

/s/ Kathleen H. Ransier	Director
Kathleen H. Ransier